Exhibit 99.2

CONSULTANT AGREEMENT

THIS AGREEMENT, effective October 20, 2006 (the “Effective Date”), by and between Mark R. Brann, Ph.D., an individual with a business address of PO Box 111, Rye, New Hampshire 03870 (hereinafter “CONSULTANT”), and ACADIA PHARMACEUTICALS INC., a Delaware corporation with a place of business at 3911 Sorrento Valley Boulevard, San Diego, California 92121 (hereinafter “ACADIA”).

WHEREAS, CONSULTANT has expertise in the specific field identified in Appendix A; and

WHEREAS, ACADIA desires to engage the continuous services of CONSULTANT for the purpose of consulting with ACADIA as described in Appendix A.

NOW, THEREFORE, ACADIA and CONSULTANT agree as follows:

1.	TERM

ACADIA hereby retains CONSULTANT and CONSULTANT hereby accepts this retainer as a consultant to ACADIA for the period of time specified in Appendix A. Thereafter, this Agreement may be extended for subsequent additional periods if ACADIA and CONSULTANT so agree in writing.

2.	AREA OF CONSULTATION

CONSULTANT shall consult with and advise ACADIA as specified in Appendix A.

3.	OTHER EMPLOYMENT

3.1	CONSULTANT represents that CONSULTANT’s performance of all the terms of this Consultant Agreement will not breach any agreement to keep in confidence any confidential information acquired by CONSULTANT from any third party. CONSULTANT also represents to ACADIA that CONSULTANT has not entered into, and CONSULTANT agrees that CONSULTANT will not enter into, any agreement, either written or oral, which violates the terms of this Agreement.

3.2	CONSULTANT agrees that the duties required in connection with any employment or independent contract will not prevent proper performance by CONSULTANT of the consulting services contemplated in this Agreement.

4.	CONTROL

4.1	Except as otherwise provided in this Agreement, CONSULTANT retains the sole and exclusive right to control or direct the manner or means by which the work herein is to be performed.

4.2	CONSULTANT understands and agrees that no payroll or employment taxes of any kind shall be withheld or paid by ACADIA. Payroll and employment taxes referred to in this paragraph include, but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment tax.

5.	CONFIDENTIALITY

5.1	ACADIA possesses certain confidential information and related know-how (hereinafter referred to as “INFORMATION”), developed by ACADIA, and is prepared to disclose directly or indirectly the same to CONSULTANT for the purpose of CONSULTANT’s technical input.

5.2	CONSULTANT agrees to hold in confidence, for a period of ten (10) years after the applicable disclosure, INFORMATION disclosed to CONSULTANT by ACADIA, and CONSULTANT shall not disclose INFORMATION to anyone or use the INFORMATION except for the purpose of this Agreement. This Agreement imposes no obligation on the CONSULTANT with respect to that portion of the INFORMATION that the CONSULTANT is able to demonstrate by written evidence:

(a)	was generally known to the public prior to the effective date of this Agreement; or

(b)	becomes generally known to the public through no unlawful or unauthorized act or omission of CONSULTANT, nor in violation of this Agreement; or

(c)	was independently developed by CONSULTANT prior to the effective date of this Agreement; or

(d)	was disclosed to CONSULTANT by a third party who has the right to make such disclosure.

If CONSULTANT is requested to produce any of the INFORMATION pursuant to a legal or governmental proceeding, CONSULTANT shall give ACADIA adequate prior notice of such requirement and shall use its reasonable efforts to assist ACADIA in objecting to such request. If CONSULTANT is compelled to disclose any of the INFORMATION pursuant to such legal or governmental proceeding, CONSULTANT shall assist ACADIA in obtaining confidential treatment for such disclosed INFORMATION. Any INFORMATION so disclosed shall still be subject to the terms of this Agreement.

5.3	CONSULTANT shall use its best efforts but in no event less than a reasonable degree of care to ensure that all necessary precautions are taken to safeguard and preserve the confidential status of the INFORMATION.

5.4	During the life of this Agreement or upon its termination, CONSULTANT agrees to return to ACADIA, upon its request, any tangible written, printed, visual or digital media, or any other materials or substances, containing INFORMATION, including all copies and excerpts thereof. The return of such media or materials shall not affect the obligations of CONSULTANT as to confidentiality or non-use as set forth herein.

5.5	Disclosure of CONFIDENTIAL INFORMATION under this Agreement will create no license, right, interest, or ownership in any such INFORMATION in CONSULTANT. This Agreement does not obligate the parties to enter into a further agreement or business relationship.

6.	INTELLECTUAL PROPERTY RIGHTS

6.1	Inventions.

(a)	All legal rights to any and all inventions, discoveries, improvements, designs, ideas, materials, machines, devices, and the like (“Inventions”), whether or not patentable, developed by CONSULTANT in his capacity as a consultant for ACADIA under this Agreement shall be considered proprietary and confidential and to be owned by ACADIA. CONSULTANT agrees to promptly disclose all Inventions made by CONSULTANT under this Agreement to ACADIA and to assign worldwide rights to all Inventions to ACADIA upon request. CONSULTANT agrees not to disclose the Inventions to a third party or to use the Inventions for CONSULTANT’s own benefit without the prior express written consent of ACADIA. Notwithstanding the foregoing language in this paragraph, ACADIA shall have no legal rights to any and all inventions, discoveries, improvements, designs, ideas, materials, machines, devices, and the like, whether or not patentable, developed by CONSULTANT in any capacity other than as a consultant to (or employee of) ACADIA.

(b)	CONSULTANT agrees to provide ACADIA with all information and materials, and sign all papers and the like necessary to obtain and maintain patents or other rights to the Inventions in any and all countries designated by ACADIA. The writing, designation of countries and filing will be done by ACADIA. Prosecution of applications and maintenance of patent or other rights will be done by ACADIA. All costs and expenses related to prosecution of applications or maintenance of patents or other rights will be paid by ACADIA.

6.2	Trademarks.

CONSULTANT agrees not to use any of ACADIA’s trademarks or trade names without the prior express written consent of ACADIA.

7.	COMPENSATION

7.1	ACADIA shall pay CONSULTANT, and CONSULTANT agrees to accept for the services to be performed under this Agreement, compensation as specified in Appendix A. This sum is the annual amount due under this Agreement for consultant work during the initial term of the Agreement except for travel expenses as specified in subsection 7.2, unless agreed otherwise in writing by the parties. Local travel time is not compensable. Payments to CONSULTANT will be contingent upon his compliance with the terms of this Agreement and the Separation Agreement entered into by ACADIA and CONSULTANT and initially dated October 20, 2006 (the “Separation Agreement”).

7.2	Upon receipt by ACADIA of copies of receipts or other appropriate evidence of expenditures by CONSULTANT, ACADIA shall reimburse CONSULTANT for reasonable travel expenses (airfare, ground transportation, lodging and meals) for travel incurred by CONSULTANT at the request of ACADIA in rendering services hereunder.

7.3	CONSULTANT’s federal I.D. or social security number, if applicable, is as specified in Appendix A. It is agreed that CONSULTANT is responsible for the payment of any taxes. ACADIA will report consulting fee payments as required by applicable federal, state or local tax law or regulations.

8.	HOLD HARMLESS, LIMIT OF LIABILITY

Except as provided in the next sentence, ACADIA shall not be liable for any personal injury to CONSULTANT or any damage to any personal property belonging to or in the custody or possession of CONSULTANT. The provisions of the preceding sentence shall not apply to any claim shown to arise from the sole negligence of ACADIA.

9.	NOTICE

Any notice required or permitted by the terms of this Agreement shall be made in writing by mail, overnight delivery service or facsimile, prepaid and properly addressed, or delivered by hand to ACADIA or CONSULTANT at the respective addresses first given above or in Appendix A, as the case may be, or at such other addresses as either party hereto may designate by notice pursuant hereto. Any such notice shall be deemed to have been given upon receipt.

10.	ASSIGNMENT

10.1	This Agreement is personal to CONSULTANT and CONSULTANT shall therefore have no right authority to assign this Agreement or any portion thereof or otherwise delegate performance under this Agreement without the prior written consent of ACADIA.

10.2	This Agreement may be assigned by ACADIA as part of the sale of all or substantially all of its business for which CONSULTANT is acting as a consultant hereunder. CONSULTANT agrees that if this Agreement is assigned to any third party, all the terms and conditions of this Agreement shall remain between such other third party and CONSULTANT with same force and affect as if said Agreement had been made with such third party in the first instance.

11.	INDEPENDENT CONTRACTOR

Notwithstanding anything to the contrary in this Agreement, CONSULTANT’s status with ACADIA shall be at all times during the terms of this Agreement that of an independent contractor. Nothing in this Agreement shall be construed to give CONSULTANT the power or authority to act, make representation for or on behalf of, or to bind or commit ACADIA.

12.	ARBITRATION AND APPLICABLE LAW

To ensure rapid and economical resolution of any disputes which may arise under this Agreement, CONSULTANT and ACADIA agree that any and all disputes or controversies of any nature whatsoever (with the sole exception of disputes relating to involving confidential, proprietary or trade secret information, or intellectual property rights), arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego, California, under the then-existing JAMS rules. The prevailing party in such arbitration proceedings shall be entitled to recover from the other party reasonable attorneys’ fees and other recoverable costs incurred in connection with such arbitration proceeding (including the fees of the arbitration) unless prohibited by law. Nothing in this Agreement shall prevent either party from seeking to obtain injunctive relief in court to preserve the status quo or prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, CONSULTANT and ACADIA each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by court action, including seeking a temporary or permanent injunction, instead of arbitration.

13.	TERMINATION. CONSULTANT may, at his option for any reason or no reason, terminate this Agreement upon 30 days’ written notice to ACADIA upon which event all rights under this Agreement shall terminate upon the effective date of termination specified in such notice. In the event of such termination, CONSULTANT shall be entitled to payment for services performed and expenses incurred prior to the effective date of the termination.

14.	SURVIVAL

The covenants and agreements set forth in Sections 5, 6, 8, 12, 14, 15 and 16 shall survive any termination or expiration of this Agreement and shall remain in full force and effect regardless of the cause of termination.

15.	VALIDITY OF PROVISIONS AND SEVERABILITY

If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction,

(a)	Such provision shall be deemed amended to conform to applicable law of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intent of the parties, it will be stricken;

(b)	The validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction;

(c)	The remainder of this Agreement will remain in full force and effect.

16.	ENTIRE AGREEMENT

This Agreement, including Appendix A, sets forth the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified except by a writing signed by authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

ACCEPTED AND AGREED TO:

ACADIA PHARMACEUTICALS INC.		CONSULTANT

By:	/s/ Uli Hacksell	By:	/s/ Mark R. Brann
Name:	Uli Hacksell, Ph.D.		Mark R. Brann, Ph.D.
Title:	Chief Executive Officer

APPENDIX A

NAME OF CONSULTANT:	Mark R. Brann, Ph.D.

MAILING ADDRESS:	PO Box 111 Rye, New Hampshire 03870

TELEPHONE NUMBER:

E-MAIL ADDRESS:

TAXPAYER ID:

CHECKS MADE PAYABLE TO:	Mark R. Brann

GENERAL FIELD OF EXPERTISE:	Pharmacology, including ACADIA’s RSAT Technology

SPECIFIC SERVICES TO BE PROVIDED:	Consultant shall provide ACADIA consulting focused on ACADIA’s technology and scientific applications related thereto.

TERM OF THE AGREEMENT:	This Agreement shall terminate on December 31, 2008, but may be renewed by the parties in writing by mutual agreement.

PAYMENT TERMS:	$3,000 per day. Company will require, and Consultant will provide a total of 24 days of consulting each year, as mutually agreed by ACADIA and Consultant in good faith. Consultant shall submit monthly invoices that refer to PO #061378, which will be paid within 30 calendar days of receipt and reconciliation. Total annual payments shall not exceed $72,000 without the prior written approval of ACADIA.

ACADIA CONTACT:	Uli Hacksell

TITLE:	Chief Executive Officer

TELEPHONE NUMBER:	858-558-2871

FAX NUMBER:	858-558-2872